Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION
By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Vectren Utility Holdings, Inc.

Signed this 5th day of March, 2015.

/s/ M. Susan Hardwick	/s/ Carl L. Chapman
(Signature of Authorized Officer)	(Signature of Authorized Officer)
M. Susan Hardwick	Carl L. Chapman
(Typed Name)	(Typed Name)
Senior Vice President - Finance and Chief Financial Officer	Chief Executive Officer
(Title)	(Title)